UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                           --------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): April 21, 2005


                               DIGIRAD CORPORATION
             (Exact name of registrant as specified in its charter)


           Delaware                 000-50789               33-0145723
 (State or Other Jurisdiction      (Commission           (I.R.S. Employer
       of Incorporation)           File Number)        Identification Number)


                                13950 Stowe Drive
                             Poway, California 92064
               (Address of Principal Executive Offices) (Zip Code)

                                 (858) 726-1600
              (Registrant's telephone number, including area code)


         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

     As discussed below under Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers, on April 21, 2005, the Board of Directors of Digirad Corporation (the "Company") appointed Gerhard F. ("Gary") Burbach as President and Chief Executive Officer, effective April 25, 2005. Mr. Burbach has served as a member of the Board of Directors of the Company since October 2004.

     In connection with this appointment, the Board of Directors approved terms of an oral employment arrangement with Mr. Burbach recommended by its Compensation Committee pursuant to which Mr. Burbach would receive $325,000 in salary for his service to the Company through April 30, 2006 and be eligible to receive an annual bonus at the discretion of the Board of Directors based upon meeting certain financial and other performance criteria to be established. In addition, pursuant to the arrangement, Mr. Burbach would be issued options to purchase up to 240,000 shares of common stock pursuant to the Company's 2004 Stock Incentive Plan, which options would vest in equal monthly increments over a one year period and have a per share exercise price as determined at the April 28, 2005 meeting of the Board of Directors. Mr. Burbach will also be entitled to be reimbursed for reasonable travel and living expenses and for reasonable expenses incurred in connection with any relocation.

     The description of the oral employment arrangement in this current report is qualified in its entirety by reference to the summary of the employment arrangement, or any written agreement that may be subsequently executed to memorialize the agreement, either of which will be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2005.


Item 1.02    Termination of a Material Definitive Agreement.

     As discussed below under Item 5.02, Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers and Item 8.01, Other Events, David M. Sheehan resigned as President and Chief Executive Officer of the Company, as well as a member of its Board of Directors, effective April 21, 2005. In addition, the Company terminated the employment of Herbert Bellucci as Senior Vice President of Operations, effective April 21, 2005. Messrs. Sheehan and Bellucci were each employed by the Company pursuant to an oral, at-will arrangement, the principal terms of which are set forth and described in the Current Report on Form 8-K (and the exhibit attached thereto) filed with the Securities and Exchange Commission on March 18, 2005.


Item 2.02.   Results of Operations and Financial Condition.

     On April 21, 2005, the Company issued a press release announcing certain financial results for the first fiscal quarter ended March 31, 2005. A copy of the press release is attached to this current report as Exhibit 99.1.

     In accordance with General Instruction B.2 of Form 8-K, the information in this Item 2.02, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.


Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     On April 21, 2005, David M. Sheehan resigned as President and Chief Executive Officer of the Company, as well as a member of its Board of Directors, effective immediately. In addition, the Company terminated the employment of Herbert Bellucci as Senior Vice President of Operations, effective April 21, 2005.

     On April 21, 2005, the Board of Directors appointed Gerhard F. ("Gary") Burbach as the Company's President and Chief Executive Officer, effective April 25, 2005. Mr. Burbach, 43, has served as a member of the Company's Board of Directors since October 2004. Mr. Burbach has served as President and Chief Executive Officer of Bacchus Vascular, Inc., a developer of catheter-based medical devices for the removal of blood clots, since January 2001. Mr. Burbach will assume his role as Digirad's President and Chief Executive Officer immediately, devoting the majority of his time to his new responsibilities with the Company while he transitions out of his current assignment with Bacchus Vascular. Previously, Mr. Burbach held the position of Chief Executive Officer of Phillips Nuclear Medicine, a division of Phillips Electronics, from January 2001 to July 2003. Prior to its acquisition by Phillips Electronics, Mr. Burbach worked for four years for ADAC Laboratories, most recently as President and General Manager of its nuclear medicine division. Mr. Burbach received a B.S. in industrial engineering from Stanford University and an M.B.A. from Harvard Business School.

     In connection with the appointment of Mr. Burbach, the Board of Directors approved terms of an oral employment arrangement as recommended by its Compensation Committee, the principal terms of which are discussed above under
Item 1.01, Entry into a Material Definitive Agreement.


Item 8.01.   Other Events.

     On April 5, 2005, the Audit Committee of the Board of Directors engaged independent, outside counsel to conduct an investigation into whether the Company properly recognized revenue with respect to the sale and delivery of a single digital gamma camera in the first quarter of 2004 and related matters. Based upon the results of the investigation, the Company and its independent auditors have confirmed the propriety of the revenue recognition with respect to the camera sale transaction. As a result, the Company and its independent auditors have concluded that no adjustment to the Company's recorded revenue was necessary and that no restatement of its prior issued financial statements was required.

     Based upon the results of the investigation, however, the independent auditors notified the Company of a material weakness in the Company's internal controls, as defined by the Public Company Accounting Oversight Board's Auditing Standard No. 2, which the Company has confirmed. A material weakness in internal controls over financial reporting is considered to be a significant deficiency, or a combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. Because the Audit Committee and Board of Directors determined that certain Company employees attempted to circumvent the Company's internal controls over financial reporting or failed to reveal facts related to the delivery of the camera, the Company's independent auditors determined that such facts gave rise to a material weakness in the Company's internal controls. The Company has found no evidence of any other material departure from its internal control policies.

     To address the results of the Company's investigation and the determination of the existence of a material weakness in its internal controls, the Company has implemented a series of remedial actions, including requesting and receiving the resignation of David M. Sheehan as President and Chief Executive Officer and terminating the employment of Herbert Bellucci as Senior Vice President of Operations. In addition, the Company has requested and received the resignation of one sales employee, terminated the employment of another sales employee, assigned more senior accounting personnel to oversee revenue recognition and adopted new and more stringent controls over delivery procedures and documentation. The Company believes that these remedial actions will fully address the identified material weakness in its internal controls.

     The Company has notified the Staff of the Securities and Exchange Commission of the existence of the investigation. The Company anticipates incurring extraordinary legal, accounting and other expenses in connection with these matters which could have a material, adverse affect on the Company's second quarter results of operations and previously issued financial guidance.

     On April 21, 2005, the Company issued a press release announcing the matters described in this current report, a copy of which is attached to this press release as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits.

(c)  Exhibits.

     Exhibit No.     Description
     -----------     -----------------------------------------------------------
     99.1            Press release dated April 21, 2005.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 DIGIRAD CORPORATION


April 22, 2005                                   By: /s/ Todd P. Clyde
                                                     ---------------------------
                                                     Todd P. Clyde
                                                     Chief Financial Officer

                                  EXHIBIT INDEX



Exhibit No.        Description
-----------        -------------------------------------------------------------

99.1               Press Release, dated April 21, 2005.